Exhibit 99.1

Purchase Dates

	4Q04	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06
William Little	11/30/2004	3/30/2005	6/29/2005	9/29/2005	12/29/2005	3/30/2006	6/29/2006	9/28/2006	12/28/2006
John Neafsey	12/1/2004	3/29/2005	6/28/2005	9/28/2005	12/28/2005	3/29/2006	6/28/2006	9/27/2006	12/27/2006
Angus Smith	12/2/2004	3/28/2005	6/27/2005	9/27/2005	12/27/2005	3/28/2006	6/27/2006	9/26/2006	12/26/2006
A. Alexander Taylor	12/3/2004	3/25/2005	6/24/2005	9/26/2005	12/26/2005	3/27/2006	6/26/2006	9/25/2006	12/22/2006
James Lewis	12/6/2004	3/24/2005	6/23/2005	9/23/2005	12/23/2005	3/24/2006	6/23/2006	9/22/2006	12/21/2006
Frank Mechura	12/7/2004	3/23/2005	6/22/2005	9/22/2005	12/22/2005	3/23/2006	6/22/2006	9/21/2006	12/20/2006

Each quarterly purchase in 2004 will be equal to $9,450 worth of Common Stock, net of brokerage commissions.

Each quarterly purchase in 2005 and 2006 will be equal to $4,725 worth of Common Stock for all directors except Mr. Neafsey, who will make quarterly purchases equal to $7,500 worth of Common Stock, in each case net of brokerage commissions.